UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54658	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

500 Marquette Avenue NW, Albuquerque, New Mexico 87102
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

2010A Harbison Drive # 312, Vacaville, CA 95687

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

ITEM 7.01	REGULATION FD DISCLOSURE

On December 17, 2018, Magellan Gold Corporation, a Nevada corporation (the “Company”) issued a press release announcing it has reached preliminary agreement to toll treat mineralized material utilizing the Company’s SDA Mill at Acaponeta, Nayarit State, Mexico. A private third-party supplier will be responsible for sourcing the mineralized material and delivering it to the mill. Test processing of an initial bulk sample of approximately 1,000 tons is expected to commence during December, 2018. If the initial test is successful in yielding a marketable concentrate, the parties intend to proceed with processing at a rate of up to 3,000 tons per month. A copy of the Press Release is filed herewith as Exhibit 99.1.

In addition, the Company has continued to advance its El Dorado Gold-Silver Project, which lies 50 kilometers south of the SDA Mill. The Company plans to truck ore from El Dorado to the mill for processing. Quotes have been obtained for contract mining and applications for environmental and blasting permits are in progress.

The Company also announced that over the past two months it has repaid approximately $381,000 to third-party lenders in retirement of convertible debt instruments.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: December 18, 2018	By: /s/ W. Pierce Carson W. Pierce Carson, President